SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): May 15, 2000


                           ANTHRACITE CAPITAL, INC.
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              (Exact name of Registrant as Specified in Charter)


         Maryland                    001-13937            13-397-8906
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  (State or Other Jurisdiction      (Commission          (IRS Employer
      of Incorporation)             File Number)      Identification No.)



      345 Park Avenue, New York, NY                         10154
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  (Address of Principal Executive Offices)                (Zip Code)

  Registrant's telephone number, including area code: (212) 409-3333

                                    N/A
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       (Former Name or Former Address, if Changed Since Last Report)



ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

            On May 15, 2000, Anthracite Capital, Inc. (the "Company") announced that it had completed the previously announced merger (the "Merger") of a wholly owned subsidiary of the Company with and into CORE Cap, Inc. The press release relating to the Merger is attached hereto as Exhibits 99.1.

            Additionally, on May 22, 2000 the Company held its annual meeting at which the proposal to permit conversion of the Company's 10% Series B Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") was approved by the Company's stockholders. Accordingly, the Series B Preferred Stock is convertible at any time into shares of the Company's common stock at an initial conversion price of $17.09 and the dividend rate for such shares will remain at 10% per annum.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS.

(c)   Exhibits.

      99.1  Press Release issued by the Company, dated May 15, 2000.


                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ANTHRACITE CAPITAL, INC.


                                    By: /s/ Richard M. Shea
                                       ----------------------------------
                                       Name:  Richard M. Shea
                                       Title: Chief Operating Officer and
                                              Chief Financial Officer


Dated:  May 30, 2000



                                 EXHIBIT INDEX


   Designation                         Description
   -----------                         -----------
       99.1        Press Release issued by the Company, dated May 15, 2000.